UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2013

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York		10017-5592
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Consistent with a previously disclosed leadership succession plan, Louis C. Camilleri, Chairman and Chief Executive Officer of Philip Morris International Inc. (the “Company”), relinquished his role as Chief Executive Officer immediately after the annual meeting of shareholders on May 8, 2013. Mr. Camilleri remains as Chairman of the Board and as an employee of the Company. Mr. André Calantzopoulos succeeded Mr. Camilleri as Chief Executive Officer and was elected to the Board of Directors at the annual meeting.
In connection with the foregoing, at its meeting on June 11, 2013, the Company's Compensation and Leadership Development Committee approved the following changes to the compensation of Messrs. Camilleri and Calantzopoulos.
André Calantzopoulos
In connection with his appointment as Chief Executive Officer of the Company, Mr. Calantzopoulos was promoted to salary band A, and his annual base salary was maintained at its current level of CHF 1,476,150 (or $1,575,790 at June 11, 2013). Mr. Calantzopoulos's annual incentive compensation award target was set at 200% of his base salary, a reduction from the level of 300% previously associated with salary band A. His equity award target was set at 600% of his base salary. Mr. Calantzopoulos's stock ownership requirement will increase to 15 times his base salary.
Louis C. Camilleri
Recognizing the fact that, while he will fully assist in the management transition, Mr. Camilleri will no longer have management responsibility of the Company, he will be removed from the Company's salary band structure, his base salary will be reduced from $1,750,000 to $1,000,000, and he will no longer be eligible for annual incentive compensation awards. Reflecting his role in assisting the Chief Executive Officer in long-term strategy, Mr. Camilleri will remain eligible for equity compensation awards with a target of 600% of his new base salary. His stock ownership requirement will be maintained at 15 times his base salary.
General
The Company's annual incentive compensation program, equity compensation program and other programs are described in the “Compensation Discussion and Analysis” section of the Company's proxy statement filed with the Securities and Exchange Commission on March 28, 2013, which discussion is incorporated by reference to this Item 5.02.
Compensation for Messrs. Calantzopoulos and Camilleri for 2013 will be prorated to reflect the two different positions held by each of them during the year.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

10.1     Amendment to Employment Agreement with André Calantzopoulos

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ JERRY WHITSON
Name:	Jerry Whitson
Title:	Deputy General Counsel and Corporate Secretary
DATE: June 13, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement with André Calantzopoulos